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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF WALBRO CORPORATION


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Name of Subsidiary                               Jurisdiction of Incorporation
------------------                               -----------------------------
Auburn Diecast Corporation                       Michigan
U.S. Coexcell, Inc.                              Ohio
Walbro Capital Pte. Ltd.                         Republic of Singapore
Walbro Automotive Corporation                    Delaware
Walbro Automotive A.S                            Norway
Walbro Automotive do Brasil Ltda.                Brazil
Walbro Automotive Europe S.A.                    France
Walbro Automotive FSC, Inc.                      U.S. Virgin Islands
Walbro Automotive GmbH                           Germany
Walbro Automotive Japan, Inc.                    Japan
Walbro Automotive Limited                        Great Britain
Walbro Automotive N.V.                           Belgium
Walbro Automotive S.A.                           France
Walbro Automotive S.A.                           Spain
Walbro Korea, Ltd.                               Republic of Korea
Walbro Netherlands B.V.                          Netherlands
Sharon Manufacturing Company                     Michigan
Whitehead Engineered Products, Inc.              Delaware
Walbro Engine Management Corporation             Delaware
Walbro de Mexico, S.A. de C.V.                   Mexico
Walbro GmbH                                      Germany
Walbro Japan, Inc.                               Japan
Walbro Singapore Pte. Ltd.                       Republic of Singapore
Walbro Tuscon Corporation                        Delaware
SEM-Walbro Corporation                           Delaware
Tuscon Precision Products                        Delaware
Fujian Hualong Carburetor Co., Ltd.              People's Republic of China
Tianjin Walbro Industries, Ltd.                  People's Republic of China

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